UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 Results of Operations and Financial Condition.

On July 23, 2015, Microsemi Corporation issued a press release reporting its fiscal third quarter 2015 results, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On July 21, 2015, Microsemi Corporation's Board of Directors authorized the repurchase of up to $100 million of the company's common stock before July 31, 2017. This authorization is in addition to a previously announced $100 million stock repurchase program expiring on September 30, 2016. Under the previously announced program, Microsemi has utilized $60.5 million through July 23, 2015. Repurchases under our stock repurchase programs may be made in the open market or in privately negotiated transactions and may also be made under a Rule 10b5-1 plan. On July 23,

2015, Microsemi Corporation issued a press release announcing the new stock repurchase program, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated July 23, 2015, reporting fiscal third quarter 2015 results

99.2	Press release dated July 23, 2015, announcing stock repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: July 23, 2015	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 23, 2015, reporting fiscal third quarter 2015 results

99.2	Press release dated July 23, 2015, announcing stock repurchase program